                       FIRST AMENDMENT TO CREDIT AGREEMENT

                  THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this "First Amendment") is made as of November 17, 2000, by and among MARKETING SPECIALISTS CORPORATION ("Borrower"), the Lenders under the Credit Agreement described below, and FIRST UNION NATIONAL BANK, as Agent ("Agent") and as sole Lender thereunder ("First Union").

                                   BACKGROUND

         A. Pursuant to a Second Amended and Restated Credit Agreement dated as of March 30, 2000 (as the same may be modified and amended from time to time, including by this First Amendment, the "Credit Agreement"), First Union amended and restated credit previously extended to Borrower in the form of a $35,000,000 term loan.

         B. Borrower has requested modifications to certain terms and provisions of the Credit Agreement and waiver of certain Events of Default, to which Lender is willing to agree on the terms and subject to the condition set forth herein.

         C. The Borrower and the Guarantors signatory hereto (each a "Company," and collectively, the "Companies") are party to that certain Credit Agreement dated March 30, 2000 (as amended from time to time, the "Revolver") with the lenders identified therein ("Revolver Lenders") and The Chase Manhattan Bank, as agent (the "Revolver Agent").

         D. The Companies have advised the Revolver Agent and the Revolver Lenders that "Events of Default" have occurred under Section 11.1(c) of the Revolver as a result of the Borrower's failure to comply with the covenants set forth in Sections 10.2 through 10.5 of the Revolver, in each case as of September 30, 2000, and for the four quarter period then ending, and as a result of the Borrower's failure to comply with the covenants set forth in Section 9.11 of the Revolver in connection with the issuance of 12,397 shares of the Borrower's Series B Convertible Paid-In-Kind Preferred Stock to MS Acquisition Limited ("MS Limited") and MS Limited's cancellation of the amounts owing in connection with certain Notes described in that certain Consent Agreement dated August 16, 2000 and that certain Consent Agreement dated August 30, 2000 (collectively the "Revolver Covenant Defaults" and the covenants described in this clause E., herein the "Violated Revolver Covenants"). In accordance with the Revolver, the Companies have requested that the Revolver Agent and the Revolver Lenders waive the Revolver Covenant Defaults.

         E. The Revolver Covenant Defaults constitute an existing Event of Default under Section 7.1(c) of the Credit Agreement. The Revolver Covenant Defaults, together with any cross defaults under the Revolver arising out of Defaults under the Credit Agreement, are herein referred to as the "Existing Revolver Defaults."

         F. The Borrower has advised the Agent that "Events of Default" have occurred under Section 7.1(d) of the Credit Agreement as a result of the Borrower's failure to comply with the covenants set forth in Sections 5.14 through 5.18 of the Credit Agreement (the "Violated Term Covenants"), in each case as of September 30, 2000 and for the four quarter period then ending (which defaults, together with the existing Events of Default under Section 7.1(c) of the Credit Agreement, are herein referred to as the

"Term Defaults").

         G. The Companies have requested that the Revolver Lenders: (a) waive the Existing Revolver Defaults; (b) increase the existing amount of the Permitted Revolver Financing by $10,000,000 to $60,000,000 (the "Increase"); (c) amend the method of calculating the Borrowing Base and the advance percentage under the Revolver (the "Borrowing Base Amendment"); (d) make certain other amendments to the Revolver (together with the Increase and the Borrowing Base Amendment, the "Revolver Amendments"); and (e) permit the Borrower to repay, on December 13, 2000, its Indebtedness owing under its Note dated November 9, 2000 in favor of MS Acquistion in the original principal amount of $2,500,000 provided certain conditions are met (the "Permitted Note Repayment"), all pursuant to a Second Amendment to Credit Agreement dated as of the date hereof (the "Second Revolver Amendment"), in order that the Companies may make additional borrowings under the Revolver and will be in compliance with the terms and covenants of the Revolver.

         H. The Increase, taken together with the other Revolver Amendments, represents an amendment to the Permitted Revolver Financing which has a detrimental effect on the position of the Lenders, the approval of the Lenders therefore being required to enact the Increase.

         I. Pursuant to Section 2.20(a) of the Intercreditor Agreement dated as of March 30, 2000 (the "Intercreditor Agreement"), among the Companies, the Revolver Agent and the Agent, the approval of the Required Lenders (as defined in the Intercreditor Agreement) is required to adopt the Borrowing Base Amendment.

         J. The Permitted Note Repayment, if made, would result in a violation of the restriction on prepayment of Indebtedness set forth in Paragraph 6.6(b) of the Credit Agreement.

         K. The Borrower has requested that the Lender: (a) consent to the Increase and the Borrowing Base Amendment; (b) amend the Credit Agreement to reflect the terms of the Revolver Amendments; (c) waive the Term Defaults; and
(d) to the extent permitted by the Revolver Lenders, permit the Permitted Note Repayment.

                  NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows.

                  1.  DEFINITIONS

                  (a) GENERAL RULE. Unless otherwise defined herein, terms used herein which are defined in the Credit Agreement shall have the respective meanings assigned to them in the Credit Agreement.

                  (b) AMENDED DEFINITIONS. The following definitions contained in Section 1.1 of the Credit Agreement are hereby amended and restated to read in their entireties, respectively, as follows:

         "EBITDA" means, for any period and any Person, the total of the following, each calculated without duplication for such Person on a consolidated basis for such period: (a) Net Income; PLUS (b) any provision for (or less any benefit from) income or franchise taxes included in determining Net Income; PLUS (c) interest expense deducted in determining Net Income; PLUS (d) amortization and depreciation expense deducted in determining Net Income.

         "FIXED CHARGES" means, for any period, the total of the following for Borrower calculated on a consolidated basis without duplication: (a) scheduled amortization of Indebtedness plus (b) interest expense (excluding non-cash amortization of capitalized credit costs) plus (c) cash taxes.

         "INDEBTEDNESS" means as to any Person at any time (without duplication): (a) all obligations of such Person for borrowed money, including, without limitation, any notes payable to the seller in connection with any acquisition and the Loans; (b) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments; (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than ninety (90) days or that are being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves have been established; (d) all Capital Lease Obligations of such Person; (e) all Indebtedness or other obligations of others Guaranteed by such Person; (f) all obligations secured by a Lien existing on property owned by such Person, whether or not the obligations secured thereby have been assumed by such Person or are non-recourse to the credit of such Person; (g) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds and similar instruments; (h) all liabilities of such Person in respect of unfunded vested benefits under any Plan; (i) all liabilities of such Person under any interest rate swap, interest rate caps, interest rate collars or other similar agreements, or any foreign exchange, currency hedging, commodity hedging or other similar agreement; (j) all obligations of such Person, contingent or otherwise, for the payment of money under any noncompete, consulting or any other similar arrangements providing for the deferred payment of the purchase price for an acquisition, including, without limitation, or in addition, such items of the type included in "restructure charges" on Borrower's consolidated balance sheet from time to time; and (k) all obligations for severance costs payable; and (l) all other amounts which are, in accordance with GAAP, required to be reflected as liabilities on a consolidated balance sheet of such Person other than accruals and deferred taxes.

         "NET INCOME" means, for any period and any Person, such Person's consolidated net income (or loss), but excluding: (a) the income of any other Person (other than its subsidiaries) in which such Person or any of it subsidiaries has an ownership interest, unless received by such Person or its subsidiary in a cash distribution; (b) any after-tax gains attributable to asset disposition; (c) to the extent not included in clauses (a) and (b) above, any after-tax extraordinary, non-cash or nonrecurring gains; and (d) non-cash or nonrecurring charges due to changes in accounting principles required by GAAP.

                  2. AMENDMENT TO PARAGRAPH 5.2. The following clauses (c) and
(d) are hereby added to Paragraph 5.2 of the Credit Agreement to read as follows:

         (c) BORROWING BASE REPORT. (i) On each Tuesday (unless Tuesday is not a Business Day, then on the following Wednesday), a Borrowing Base Report together with a receivables aging report for each Company and all prepared as of the immediately preceding Friday, provided that the contra accounts and amounts due from affiliates need not be adjusted more than once each month in the Borrowing Base Reports delivered under this clause (c), such adjustments to occur simultaneously with the adjusted amounts thereof set forth in the monthly Borrowing Base Reports required to be delivered under clause (ii) below; (ii) within fifteen (15) days after the last day of each month, or within one (1) Business Day of any other date the Agent may select in its discretion by written notice to the Borrower (each such day or date a "REPORT DATE"), a Borrowing Base Report together with a receivable aging report for each Company as of the applicable Report Date, and (iii) within fifteen (15) days after the last day of each month, a report in form and substance acceptable to the Agent showing a calculation of the amount of each Company's reserves established under clause (c) of the definition of the term "Borrowing Base." For the purposes of this clause, "Borrowing Base Report" shall have the meaning given to it in the Revolver.

         (d) CASH FLOW FORECAST. On each Tuesday of each week (unless Tuesday is not a Business Day, then on the next preceding Business Day) beginning November 21, 2000, a cash flow forecast for the Companies prepared on a consolidated and consolidating basis for the then current week and the next 12 weeks, in reasonable detail and otherwise in form and substance acceptable to the Agent.

                  3. AMENDMENT TO SECTION 5. Paragraphs 5.14 through 5.18 of the Credit Agreement are amended in their respective entireties to read as follows

         5.14 MAXIMUM DEBT TO EBITDA RATIO. As of the last day of each of the below listed Fiscal Quarters, Borrower shall not permit the ratio of
         (a) the principal amount of all Indebtedness of the Companies outstanding as of such date determined on a consolidated basis to (b) EBITDA calculated for the four (4) Fiscal Quarter period ending on the last day of such Fiscal Quarter to be more than: (i) 7.75 to 1.00 as of the Fiscal Quarter ending September 30, 2001, and (ii) 6.75 to 1.00 as of the Fiscal Quarter ending December 31, 2001.

         5.15 CAPITAL EXPENDITURE LIMITS. The Borrower shall not, and shall not permit any Subsidiary to, make or incur Capital Expenditures during an Fiscal Year in excess of an aggregate amount for the Borrower and all Subsidiaries equal to Three Million Dollars ($3,000,000).

         5.16 MINIMUM EBITDA. As of each date set forth in the table below, Borrower shall cause its EBITDA calculated for the four (4) Fiscal Quarters then ended (or, if as of such date less than four (4) Fiscal Quarters have elapsed since September 30, 2000, then for the Fiscal Quarters that have completely elapsed since September 30, 2000), to be not less than the amount set forth below opposite the applicable date:

                        Date                                          Amount
====================================================  ======================================
                 December 31, 2000                                  $9,000,000
----------------------------------------------------  --------------------------------------
                   March 31, 2001                                  $15,500,000
----------------------------------------------------  --------------------------------------
                   June 30, 2001                                   $25,400,000
----------------------------------------------------  --------------------------------------
                 September 30, 2001                                $34,000,000
----------------------------------------------------  --------------------------------------
                 December 31, 2001                                 $39,000,000
====================================================  ======================================

         5.17 MINIMUM INTEREST COVERAGE RATIO. As of each date set forth in the table below, Borrower shall not permit the ratio of its EBITDA to its consolidated interest expense

         (excluding non-cash amortization of capitalized credit costs) both calculated for the four (4) Fiscal Quarters then ended (or, if as of such date less than four (4) Fiscal Quarters have elapsed since September 30, 2000, then for the Fiscal Quarters that have completely elapsed since September 30, 2000), to be less than the ratio set forth below opposite the applicable date:

                        Date                                          Ratio
====================================================  ======================================
                 December 31, 2000                                 1.20 to 1.00
----------------------------------------------------  --------------------------------------
                   March 31, 2001                                  1.05 to 1.00
----------------------------------------------------  --------------------------------------
                   June 30, 2001                                   1.15 to 1.00
----------------------------------------------------  --------------------------------------
                 September 30, 2001                                1.20 to 1.00
----------------------------------------------------  --------------------------------------
                 December 31, 2001                                 1.35 to 1.00
====================================================  ======================================

         5.18 MINIMUM FIXED CHARGES COVERAGE RATIO. As of each date set forth in the table below, Borrower shall not permit the ratio of its Modified EBITDA to its Fixed Charges, both calculated for the four (4) Fiscal Quarters the ended (or, if as of such date less than four (4) Fiscal Quarters have elapsed since September 30, 2000, then for the Fiscal Quarters that have completely elapsed since September 30, 2000), to be less than the ratio set forth below opposite the applicable date:

                        Date                                          Ratio
====================================================  ======================================
                 December 31, 2000                                 .60 to 1.00
----------------------------------------------------  --------------------------------------
                   March 31, 2001                                  .65 to 1.00
----------------------------------------------------  --------------------------------------
                   June 30, 2001                                   .65 to 1.00
----------------------------------------------------  --------------------------------------
                 September 30, 2001                                .70 to 1.00
----------------------------------------------------  --------------------------------------
                 December 31, 2001                                 .85 to 1.00
====================================================  ======================================

         As used in this Paragraph 5.18 "Modified EBITDA" means, for any period, the total of the following for Borrower calculated on a consolidated basis without duplication: (a) EBITDA minus (b) Capital Expenditures.

                  4. CONDITIONS. The effectiveness of this First Amendment is subject to the conditions precedent that no Default or Event of Default (other than the Term Defaults) and no event or condition that would have a Material Adverse Effect shall exist as of the effective date hereof and the Agent shall have received all of the following, all in form and substance acceptable to the Agent and dated (unless other indicated or not applicable) the date hereof, all on or before November 17, 2000:

                  (a) RESOLUTIONS; AUTHORITY. Resolutions of the Board of Directors of each Company, J.R. Investments Corp. ("J.R."), as the general partner of Richmont Capital Partners I, L.P. ("Richmont"), Richmont, MSSC Acquisition Corp ("MSSC"), as the general partner of MS Limited and MS Limited, each herein the "Transaction Parties") certified by its Secretary or an Assistant Secretary which authorize its or, as applicable Richmont's and MS Limited's, execution, delivery, and performance of this First Amendment and the Amended and Restated Intercreditor Agreement executed pursuant hereto dated as of the date hereof to be among the Lenders, the Revolver Lenders, the Agent, the Revolver Agent, the Companies, Richmont and MS Limited, which amends and restates the Intercreditor Agreement (the

"Amended and Restated Intercreditor Agreement," and together with this First Amendment and the Second Revolver Amendment, the "Transaction Documents") to which it is or is to be a party.

                  (b) INCUMBENCY CERTIFICATE. A certificate of incumbency certified by the Secretary or an Assistant Secretary of each Transaction Party certifying the names of its officers (i) who are authorized to sign the Transaction Documents to which it is or is to be a party (including the certificates contemplated herein) or, as applicable, with respect J.R. and MSSC, to which Richmont and MS Limited is or is to be a party, together with specimen signatures of each such officer (unless specimen signatures of such officer have previously been delivered) and (ii) who will, until replaced by other officers duly authorized for that purpose, act as its representative for the purposes of signing documentation and giving notices and other communications in connection with the Credit Agreement and the transactions contemplated hereby.

                  (c) ORGANIZATIONAL DOCUMENTS. The articles of incorporation or certificates of limited partnership, as applicable, of each Transaction Party other than the Companies, certified by the Secretary of State of the state of its incorporation or organization and dated a current date. The Companies certify that the copies of their articles of incorporation previously delivered to the Agent remain in full force and effect, without amendment or modification since the date of such delivery.

                  (d) BYLAWS; PARTNERSHIP AGREEMENTS. The bylaws or partnership agreements, as applicable, of each Transaction Party other than the Companies, certified by its Secretary or an Assistant Secretary. The Companies certify that the copies of their bylaws previously delivered to the Agent remain in full force and effect, without amendment or modification since the date of such delivery.

                  (e) GOVERNMENTAL CERTIFICATES. Certificates of the appropriate government officials of the state of incorporation or organization of each Transaction Party as to its existence and, to the extent applicable, good standing, each dated a current date.

                  (f) AMENDED AND RESTATED INTERCREDITOR AGREEMENT. The Amended and Restated Intercreditor Agreement executed by all parties thereto.

                  (g) MASTER PARTICIPATION AGREEMENT. The Master Participation Agreement dated the date hereof to be among the Revolver Lenders and MS Limited.

                  (h) OPINIONS OF COUNSEL. A favorable opinion of legal counsel to the Companies as to such matters as the Agent may reasonably request.

                  (i) SECOND REVOLVER AMENDMENT. The Second Revolver Agreement executed by all parties thereto.

                  (j) INDENTURE. A certificate executed by an officer of the Borrower certifying (i) that this First Amendment and the transactions contemplated hereby (including, without limitation, the Second Revolver Amendment) are permitted by the Indenture and (ii) as to the section of the Indenture under which the Increase is permitted and attaching a schedule of the calculation(s) necessary to determine that there is sufficient space available in any Indenture basket which the Increase is required to fit into.

                  (k) ATTORNEYS' FEES AND EXPENSES. Evidence that the costs and expenses (including attorneys' fees) referred to in Paragraph 5.11 of the Credit Agreement, to the extent incurred and invoiced, have been paid in full.

                  (l) COUNSEL REVIEW. Evidence that all proceedings taken in connection with the transactions contemplated by this First Amendment and all documentation and other legal matters incident thereto are satisfactory to Agent and its legal counsel, Pepper Hamilton LLP.

                  (m) BROMAR MERGER. Copies of the documentation evidencing and governing the merger of Bromar, Inc. with and into Marketing Specialists Sales Company.

                  (n) RICHMONT FINANCIAL STATEMENTS. Financial statements of Richmont dated as of a date acceptable to the Agent and certified by a financial officer of Richmont to have been prepared in accordance with GAAP and to fairly and accurately present the financial condition and results of operation of Richmont at the date and for the periods indicated therein.

                  5. CONSENTS; WAIVERS OF THE TERM DEFAULTS. The Lender hereby consents to the Revolver Amendments and, to the extent permitted by the Revolver Lenders, the Permitted Note Prepayment, and waives the Term Defaults and agrees not to exercise any rights or remedies available as a result of the occurrence thereof. To induce the Lender to agree to the foregoing, the Borrower agrees that this consent and waiver shall not constitute and shall not be deemed a consent of any other amendment to the Revolver or a waiver of any other Default or Event of Default, whether arising as a result of any further violation of the Violated Term Covenants or otherwise, or a waiver of any rights or remedies arising as a result of other Default or Event of Default. The failure to comply with the Violated Term Covenants for any date, or any period ending on any date, other than as described above in the definition of Term Defaults shall constitute an Event of Default.

                  6. RATIFICATIONS. Except as expressly modified and superseded by this First Amendment, the terms and provisions of the Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Borrower, the Agent and the Companies party hereto agree that the Credit Agreement as amended hereby and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms, subject to the terms and conditions of the Amended and Restated Intercreditor Agreement.

                  7. REPRESENTATIONS AND WARRANTIES. Each Company represents and warrants to Lenders and Agent that:

                           (a) The information supplied to Lenders and Agent
with respect to the Revolver Amendments, the Existing Revolver Defaults and the Term Defaults is true and correct in all material respects, and does not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained in such information not misleading.

                           (b) Except to the extent such violation, Default or
Event of Default is expressly waived or consented to by this First Amendment, the entering into of the Second Revolver Amendment and the Amended and Restated Intercreditor Agreement, on the terms set forth herein have not and will not violate any term or provision of the Credit Agreement or result in any Default or Event of Default thereunder.

                           (c) The representations and warranties set forth in
the Credit Agreement, the Amended and Restated Intercreditor Agreement, and each of the Loan Documents are true and correct in all material respects as of the date hereof, after giving effect to the Second Revolver Amendment, the Amended and Restated Intercreditor Agreement, and this First Amendment.

                           (d) No term or provision of the Indenture will be
violated by, and no redemption or other rights of the holders of the Richmont Subordinated Notes will be triggered by, the entering into of the Second Revolver Amendment, the Amended and Restated Intercreditor Agreement or any related transactions, including the incurrence of Indebtedness (as defined in the Indenture) pursuant

                           (e) Except as effectively consented to or waived in
writing by the Revolver Lenders and/or Revolver Agent, no term or provision of the Revolver will be violated by the entering into of the Second Revolver Amendment, the Amended and Restated Intercreditor Agreement or any related transactions.

                  8. REFERENCE TO CREDIT AGREEMENT. Each of the Loan Documents, including the Credit Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

                  9. EXPENSES OF AGENT. Borrower agrees to pay on demand all costs and expenses incurred by Agent in connection with the preparation, negotiation, and execution of this First Amendment and the other Loan Documents executed pursuant hereto, including without limitation, the costs and fees of Agent's legal counsel.

                  10. SEVERABILITY. Any provision of this First Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this First Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

                  11. APPLICABLE LAW. This First Amendment and all other Loan Documents executed pursuant hereto shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania and the applicable laws of the United States of America.

                  12. SUCCESSORS AND ASSIGNS. This First Amendment is binding upon and shall inure to the benefit of Agent, each Lender and the Borrower and its respective successors and assigns, except Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Agent.

                  13. SECTION COUNTERPARTS. This First Amendment may be executed in one or more counterparts and on telecopy counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.

                  14. EFFECT OF WAIVER. No consent or waiver, express or implied, by Agent or any Lender to or for any breach of or deviation from any covenant, condition or duty by Borrower shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

                  15. HEADINGS. The headings, captions, and arrangements used in this First Amendment are for convenience only and shall not affect the interpretation of this First Amendment.

                  16. WAIVER AND RELEASE. IN ADDITION, TO INDUCE THE AGENT AND THE LENDERS TO AGREE TO THE TERMS OF THIS FIRST AMENDMENT, THE BORROWER AND

EACH GUARANTOR REPRESENTS AND WARRANTS THAT AS OF THE DATE OF ITS EXECUTION OF THIS FIRST AMENDMENT THERE ARE NO CLAIMS OR OFFSETS AGAINST OR DEFENSES OR COUNTERCLAIMS TO ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS AND IN ACCORDANCE THEREWITH IT:

         (i) WAIVER. WAIVES ANY AND ALL SUCH CLAIMS, OFFSETS, DEFENSES OR COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE DATE OF ITS EXECUTION OF THIS FIRST AMENDMENT AND

         (ii) RELEASE. RELEASES AND DISCHARGES THE AGENT AND THE LENDERS, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SHAREHOLDERS, AFFILIATES AND ATTORNEYS (COLLECTIVELY THE "RELEASED PARTIES") FROM ANY AND ALL OBLIGATIONS, INDEBTEDNESS, LIABILITIES, CLAIMS, RIGHTS, CAUSES OF ACTION OR DEMANDS WHATSOEVER, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, IN LAW OR EQUITY, WHICH THE BORROWER OR ANY GUARANTOR EVER HAD, NOW HAS, CLAIMS TO HAVE OR MAY HAVE AGAINST ANY RELEASED PARTY ARISING PRIOR TO THE DATE HEREOF AND FROM OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

                  17. ENTIRE AGREEMENT. THIS FIRST AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS FIRST AMENDMENT EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS FIRST AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

                  IN WITNESS WHEREOF, the undersigned have executed this First Amendment to Credit Agreement the day and year first above written.

Attest:                           MARKETING SPECIALISTS CORPORATION



By:_________________________      By:____________________________
   Name:                             Name:
   Title:                            Title:

                                  FIRST UNION NATIONAL BANK, as sole Lender and as Agent


                                  By:____________________________
                                     Name:
                                     Title:

                  Each of the undersigned Guarantors, intending to be legally bound hereby, does hereby acknowledge and agree (i) to the terms of the foregoing First Amendment to Credit Agreement (the "First Amendment"); (ii) that the First Amendment shall not in any way adversely affect or impair the obligations of the undersigned to Lenders under that certain Second Amended and Restated Guaranty Agreement from the Guarantors to First Union National Bank dated as of March 30, 2000, as amended (the "Guaranty"), or under any documents in connection therewith or collateral thereto; (iii) all sums advanced under the Notes referenced in the Credit Agreement and all accrued and unpaid interest thereon constitute "Guaranteed Obligations" under the Guaranty; and (iv) the Guaranty and all such other Loan Documents are hereby ratified, confirmed and continued, all as of this 17th day of November, 2000.

Attest:                           MARKETING SPECIALISTS SALES COMPANY


By:_________________________      By:_________________________
Name:                             Name:
Title:                            Title:



Attest:                           PAUL INMAN ASSOCIATES, INC.


By:_________________________      By:__________________________
Name:                             Name:
Title:                            Title:



Attest:                           THE SALES FORCE COMPANIES, INC.


By:_________________________      By:_________________________
Name:                             Name:
Title:                            Title: